As filed with the Securities and Exchange Commission on February 26, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eli Lilly and Company
(Exact name of registrant as specified in its charter)

Indiana	35-0470950
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert A. Armitage, Esq.
Senior Vice President and General Counsel
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Edward F. Petrosky, Esq.
Samir A. Gandhi, Esq.
Sidley Austin llp
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Unit(1)(2)	Price(1)(2)(3)	Registration Fee(4)
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Depositary Shares representing Preferred Stock	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total	—	—	—	—

(1)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.E. of Form S-3.

(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	Exclusive of accrued interest and accumulated dividends, if any.

(4)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the Registration Fee.

PROSPECTUS
Eli Lilly and Company
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units
     You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.
     Under this prospectus, we may sell, from time to time, in one or more offerings:
•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	debt securities;

•	warrants;

•	stock purchase contracts; and

•	stock purchase units.
     Our common stock is listed on the New York Stock Exchange under the symbol “LLY”. Our principal executive offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, and our telephone number is (317) 276-2000.
     The applicable prospectus supplement will contain the specific terms of the securities being offered thereby.
     We may sell these securities to or through underwriters, dealers or agents. We may also sell these securities directly to purchasers.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

The date of this prospectus is February 26, 2010.

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, in one or more offerings, sell any of the securities described in this prospectus.
     This prospectus provides you with a general description of the securities we may offer. Each time we offer any of the securities, we will prepare a prospectus supplement that will contain certain specific information about the terms of that offering and the securities being offered thereby. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Documents Incorporated by Reference into this Prospectus” in this prospectus in their entirety.
     The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be read at the SEC’s web site or at the SEC office mentioned under the heading “Where You Can Find More Information” in this prospectus.
     We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.
RISK FACTORS
     Our business is subject to uncertainties and risks and an investment in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings before investing in our securities. We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected by any of these risks.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.
     You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.
     Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our SEC filings from the New York Stock Exchange, you should call (212) 656-3000.
DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS
     The SEC allows us to “incorporate by reference” into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus.
     We incorporate by reference information contained in our annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 22, 2010.
     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and, in the case of any particular offering of securities, until such offering of securities is terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings and such outdated or inconsistent information will no longer be regarded as part of this prospectus.
     You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Shareholder Services Department
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Tel.: (317) 276-2000
     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement and any free writing prospectus we have prepared or authorized for use with respect to a particular offering of our securities under this prospectus. We have not authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you. We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.
ELI LILLY AND COMPANY
     We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana, in 1876 by Colonel Eli Lilly. We discover, develop, manufacture and sell products in one significant business segment — pharmaceutical products. We also have an animal health business segment, whose operations are not material to our financial statements. We manufacture and distribute our products through owned or leased facilities in the United States, Puerto Rico and 25 other countries. Our products are sold in approximately 135 countries.
     Most of the products we sell today were discovered or developed by our own scientists, and our success depends to a great extent on our ability to continue to discover and develop innovative new pharmaceutical products. We direct our research efforts primarily toward the search for products to prevent and treat human diseases. We also conduct research to find products to treat diseases in animals and to increase the efficiency of animal food production.
     Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, and our telephone number is (317) 276-2000 and our website is http://www.lilly.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
     No shares of our preferred stock were outstanding during the years ended December 31, 2009, 2008, 2007, 2006 and 2005. Accordingly, the ratio of earnings to fixed charges and preferred dividends is not separately stated from the ratio of earnings to fixed charges for each such periods in the below table. The below table indicates our ratio of earnings (loss) to fixed charges for each such periods:

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of Earnings (Loss) to Fixed Charges[1]	19.3	NM2	12.7	10.6	11.5

[1]	Interest is based upon interest expense reported as such in the consolidated income statement and does not include any interest related to unrecognized tax benefits, which is included in income tax expense.

[2]	Not meaningful. For such ratio, earnings were $1.31 billion less than fixed charges.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Some of the information included or incorporated by reference in this prospectus and other written and oral statements made by us from time to time contain “forward-looking statements” as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, discussions concerning our potential exposure to market risks, as well as statements expressing our expectations, beliefs, estimates, forecasts, projections and assumptions about the future. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “possible,” “plan,” “project,” “will,” “forecast” and similar words or expressions. Forward-looking statements are only predictions. Our forward-looking statements generally relate to our strategies, financial results, product development and regulatory approval programs, and sales efforts. You should carefully consider forward-looking statements and understand that actual events or results may differ materially as a result of a variety of risks and uncertainties, known and unknown, and other factors facing our company. It is not possible to foresee or identify all factors affecting our forward-looking statements; therefore, investors should not consider any list of factors affecting our forward-looking statements to be an exhaustive statement of all risks or uncertainties.
     We caution investors that any forward-looking statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.
USE OF PROCEEDS
     We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES
     This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units. These summaries are not meant to be a complete description of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
     As of the date hereof, our authorized capital stock consists of 3,205,000,000 shares, of which 3,200,000,000 shares are common stock, without par value, and 5,000,000 shares are preferred stock, without par value. Of our preferred stock, 1,500,000 shares have been designated as Series B Junior Participating Preferred Stock. As of February 12, 2010, there were 1,153,145,432 shares of common stock issued and outstanding. None of our preferred stock was issued and outstanding as of February 12, 2010. All of our issued and outstanding shares of common stock are fully paid and non-assessable.
Common Stock
     Dividend Rights. Subject to the dividend rights of the holders of any outstanding shares of preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends as may be lawfully declared at any time by the board of directors.
     Rights Upon Liquidation. Upon liquidation, dissolution or winding up of our affairs, after payment to the holders of any outstanding shares of preferred stock of the full amount to which they are entitled, the holders of shares of common stock are entitled, to the exclusion of any holders of preferred stock, to share ratably in our assets that are legally available for distribution after satisfaction of our liabilities.

     No Conversion, Redemption or Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive or similar rights.
     Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Our amended articles of incorporation do not provide for cumulative voting in the election of directors.
Preferred Stock
     Our amended articles of incorporation authorize our board of directors, without further shareholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix, by the adoption and filing in accordance with the Indiana Business Corporation Law, or the IBCL, of an amendment or amendments to the amended articles of incorporation, the designations, terms and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences, of each of these series. We may amend from time to time our amended articles of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.
     Certain specific terms of the preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the articles of amendment establishing such terms that we file with the Secretary of State of the State of Indiana and the SEC. Those terms may include:
•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the initial aggregate offering price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion rights applicable to the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	important federal income tax considerations; and

•	any additional dividend, liquidation, redemption, sinking fund, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.
     Dividend Rights. The preferred stock will have a preference over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.
     Rights Upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.
     Conversion, Redemption or Exchange Rights. The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.
     Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights other than those fixed by the board of directors pursuant to Article 7 of our amended articles of incorporation.
Anti-Takeover Effects of Provisions of our Amended Articles of Incorporation and our Amended By-Laws
     Our amended articles of incorporation and our amended by-laws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
     Our amended articles of incorporation provide that any action required or permitted to be taken by the holders of common stock may be effected only at an annual or special meeting of such holders, and that shareholders may act in lieu of such meetings only by unanimous written consent. Our amended by-laws provide that special meetings of holders of common stock may be called only by our board of directors or the Chairman of the board of directors. Holders of our common stock are not permitted to call a special meeting or to require that our board of directors call a special meeting of shareholders.
     Our amended by-laws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by us not less than 120 days prior to the date on which our proxy statement is released to shareholders in connection with the previous year’s annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the shareholder submitting the proposal.
     Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms of office. Approximately one-third of our board of directors is elected each year to three-year terms of office. In addition, our directors (other than directors appointed by holders of preferred stock) may be removed only for cause and only upon the affirmative vote of holders of 80% of our outstanding voting stock.
     Our amended articles of incorporation provide that, in addition to any affirmative vote required by law, the affirmative vote of holders of 80% of our outstanding voting stock shall be necessary to approve certain major business transactions (such as mergers or asset sales with an interested shareholder or our liquidation), unless approved by our board of directors in the manner prescribed in such articles.
     The foregoing summary is qualified in its entirety by the provisions of our amended articles of incorporation and our amended by-laws, copies of which have been filed with the SEC.
Certain Provisions of the Indiana Business Corporation Law
     As an Indiana corporation, we are governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.
     Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
     Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:
•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.
     “Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.
     The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. Our amended articles of incorporation and our amended by-laws do not currently exclude us from Chapter 42.
     Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.
     As recently amended, the definition of “beneficial owner” for purposes of Chapter 43, means a person who, directly or indirectly, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.
     The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our amended articles of incorporation do not exclude us from Chapter 43.
Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:
•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.
     However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.
     This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.
     Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.
Certain Effects of Authorized But Unissued Stock
     Our authorized but unissued shares of common stock and preferred stock may be issued without additional shareholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.
     The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.
     One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.
     We plan to issue additional shares of common stock in connection with our employee benefit plans.
Transfer Agent and Registrar
     Wells Fargo Shareowner Services acts as transfer agent and registrar of our common stock.
Listing
     Our common stock is listed on the New York Stock Exchange under the symbol “LLY”.
DESCRIPTION OF DEPOSITARY SHARES
     The following description of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, the deposit agreement and the depositary receipt relating to the preferred stock that is attached to the deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.
     If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
     The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.
     If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
     If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

     Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will mail notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.
     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
     When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
     Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendments
     We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
     We may, at our option, direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.
     The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Payment of Fees and Expenses
     We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
     At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
     The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting the depository to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.
DESCRIPTION OF DEBT SECURITIES
     We may offer and issue our debt securities from time to time in one or more series. The debt securities are to be issued under an indenture, dated as of February 1, 1991, between us and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.) as trustee. The indenture does not limit the aggregate principal amount of the debt securities that may be issued under the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. The indenture incorporates our standard multiple-series indenture provisions as Annex A to the Indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. The following information summarizes certain general terms of the debt securities as described in the indenture and the standard multiple-series indenture provisions. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
     We will summarize in the applicable prospectus supplement certain specific terms of the debt securities, any modifications of or additions to the general terms of the debt securities described herein and any applicable material federal income tax considerations. Accordingly, please read both this prospectus and the applicable prospectus supplement for a summary of the terms of the debt securities of any particular series. However, such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the indenture and the debt securities.
     For purposes of this summary, the terms “Eli Lilly and Company,” “we,” “us” and “our” refer only to Eli Lilly and Company and not to any of its subsidiaries, unless we specify otherwise.
General
     The debt securities will be unsecured general obligations of our company. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of our company. The debt securities may be issued in one or more series. Also, a single series may be issued at various times with different maturity dates and different interest rates. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
     A prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:
•	the title;

•	the aggregate principal amount and any limit thereon;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which or periods during which such debt securities may be issued;

•	the date or dates on which the principal, and premium, if any, is payable or the method of determining the date or dates;

•	the method by which principal and premium, if any, will be determined;

•	if interest bearing:
•	the interest rate;

•	the method by which the interest rate will be determined;

•	the date from which interest will accrue;

•	interest payment dates; and

•	the regular record date for the interest payable on any interest payment date;
•	the place or places where the principal, premium, if any, and interest, if any, shall be payable;

•	if the series of debt securities may be redeemed in whole or in part, at our option, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem such debt securities;

•	the denominations, if other than $2,000, in which any registered securities of the series shall be issuable;

•	the denominations, if other than $5,000, in which any bearer securities of the series shall be issuable;

•	if issued as original issue discount securities:
•	the amount of discount; and

•	material federal income tax consequences and other special considerations applicable to original issue discount securities;
•	whether such debt securities will be issued as registered securities or bearer securities or both, and, if bearer securities are issued:
•	whether such bearer securities are also to be issued as registered securities; and

•	the manner in which the bearer securities are to be dated;
•	provisions for payment of additional amounts, if any, and whether we will have the option to redeem such debt securities rather than pay the additional amounts and the terms of that option;

•	the index, if any, used to determine the amount of principal, premium, if any, or interest, if any;

•	if denominated or payable in a foreign currency:
•	the currency or currencies of denomination;

•	the designation of the currency or currencies in which payment of principal, premium, if any, and interest, if any, will be made; and

•	the designation of the original currency determination agent, if any;

•	whether we will use a global security, the name of the depositary for the global security and, if such debt securities are issuable only as registered securities, the terms, if any, upon which interests in the global security may be exchanged for definitive debt securities;

•	the extent to which, or the manner in which, any interest payable on any such debt security in temporary global form on an interest payment date will be paid and the extent to which, or the manner in which, any interest payable on any such debt security in permanent global form on an interest payment date will be paid;

•	if less than the principal amount thereof, the portion of the principal amount of such debt securities payable upon declaration of acceleration of their maturity;
•	the provisions, if any, relating to the cancellation and satisfaction of the indenture or certain covenants of the indenture prior to the maturity of the debt securities;

•	any deletions, modifications of or additions to the events of default in the indenture; and

•	any other terms or conditions not specified in the indenture. Any such other terms must not conflict with the requirements of the Trust Indenture Act, and the provisions of the indenture and must not adversely affect the rights of the holders of any other series of debt securities then outstanding.
     We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a resolution of our board of directors or any duly authorized committee of our board of directors or pursuant to a supplemental indenture. All of the debt securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and date from which interest shall accrue. Unless otherwise provided, a series may be reopened for issuance of additional debt securities of such series.
     We may issue the debt securities as registered securities, bearer securities or both. We may issue the debt securities in whole or in part in the form of one or more global securities. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or global securities. The prospectus supplement relating to a series of debt securities denominated in a foreign currency will specify the denomination thereof.
     If we issue bearer securities, we will describe the limitations on the issuance of the bearer securities as well as certain material federal income tax consequences and other special considerations applicable to bearer securities in an applicable prospectus supplement.
Exchange, Registration and Transfer
     A holder of debt securities in bearer form may, upon written request in accordance with the terms of the indenture, exchange the bearer securities for (1) registered securities (with all unmatured coupons, except as provided below) of any series, with the same interest rate and maturity date (if the debt securities of such series are to be issued as registered securities) or (2) bearer securities (if bearer securities of such series are to be issued in more than one denomination) of the same series with the same interest rate and maturity date. However, no bearer security will be delivered in or to the United States, and registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a holder surrenders bearer securities between a record date and the relevant interest payment date, such holder will not be required to surrender the coupon relating to such interest payment date. Registered securities may not be exchanged for bearer securities.
     Bearer or registered securities may be presented for exchange, and registered securities, other than a global security, may be presented for transfer, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as provided in the indenture. The transfer or exchange will be completed upon the transfer agent or the security registrar’s satisfaction with the documents of title and identity of the person making the request. Bearer securities, and the coupons, if any, relating to the bearer securities, shall be transferred by delivery of the bearer securities.
Global Securities
     We may issue debt securities of a series in whole or in part in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the depositary named in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form. Global securities may be issued in either temporary or permanent form. Unless and until the global security is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary (or its nominee) for such global security. If transferred in whole, the following are types of transfers which are allowed for global securities:
•	the depositary may transfer the global security to a nominee of that depositary; or

•	a nominee of the depositary may transfer the global security to the depositary or another nominee of that depositary; or

•	the depositary or any nominee of that depositary may transfer the global security to a successor depositary or a nominee of that successor depositary.
     The specific terms of the depository arrangement with respect to any debt securities of a series will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
     Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participant institutions that have accounts with the depositary. We or the underwriters, if the debt securities were sold by underwriters, shall designate the accounts to be credited. We will limit ownership of beneficial interests in a global security to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on records maintained by the depositary. The transfer of the ownership of the global security will be effected only through the records maintained by the depositary. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.
     So long as the depositary for a global security, or its nominee, is the owner of the global security, that depositary or nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security (1) will not be entitled to have debt securities of the series represented by the global security registered in their names, (2) will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form, and (3) will not be considered the owners or holders thereof under the indenture governing the debt securities.
     Subject to certain limitations on the issuance of bearer securities which will be described in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the registered owner or the holder of the global security representing those debt securities. None of us, the applicable trustee, any paying agent or the applicable security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. There may be restrictions on receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security. We will describe any such restrictions in the applicable prospectus supplement.

     If a depositary for debt securities of a series is at any time unwilling or unable to continue as depositary, or is ineligible to act as depositary, and we do not appoint a successor depositary within ninety days, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities of that series. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. If we decide not to have any debt securities of a series represented by a global security, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing such debt securities. Further, if we so provide with respect to the debt securities of a series, each person specified by the depositary of the global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, each person so specified by the depositary of the global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to the person’s beneficial interest in the global security. Debt securities of that series so issued in definitive form will be issued (1) as registered securities if the debt securities of that series are to be issued as registered securities, (2) as bearer securities if the debt securities of that series are to be issued as bearer securities or (3) as either registered securities or bearer securities, if the debt securities of that series are to be issued in either form. A description of certain restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security will, if applicable, be contained in the applicable prospectus supplement.
Payment and Paying Agents
     Bearer Securities
     We will pay the principal, interest and premium, if any, on bearer securities in the currency or currency unit designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. At the option of a holder, we will make such payment by a check in the designated currency or currency unit or by transfer to an account in the designated currency or currency unit maintained by the payee with a bank located outside the United States. We will make no payment with respect to any bearer security:
•	at the principal corporate trust office of the trustee or any other paying agency maintained by us in the United States by transfer to an account with a bank located in the United States; or

•	by check mailed to an address in the United States.
     However, we may pay principal, interest, and premium, if any, on bearer securities in U.S. dollars at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.
     Registered Securities
     Unless otherwise set forth in the applicable prospectus supplement,
•	we will pay the principal and premium, if any, on registered securities in the designated currency or currency unit against surrender of such registered securities at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York,

•	we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for such interest, and

•	we will pay any installment of interest, at our option, (1) at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York or (2) by a check in the designated currency or currency unit mailed to each holder of a registered security at such holder’s registered address.

     We will name in the prospectus supplement the paying agents, if any, outside the United States initially appointed by us for a series of debt securities. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments with respect to registered securities. We will also maintain at least one paying agent in a city in Europe so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange. However, so long as any series of debt securities is listed on the London Stock Exchange, the Irish Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, for those series of debt securities.
     All moneys we pay to the trustee or a paying agent for the payment of principal of or premium, if any, or interest on any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security entitled to receive such payment will thereafter look only to us for payment thereof.
Concerning the Trustee
     Deutsche Bank Trust Company Americas is the current trustee under the indenture. The trustee shall, prior to the occurrence of any event of default with respect to the debt securities of any series and after the curing or waiving of all events of default with respect to such series which have occurred, perform only such duties as are specifically set forth in such indenture. During the existence of any event of default with respect to the debt securities of any series, the trustee shall exercise such of the rights and powers vested in it under the indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     The trustee may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not trustee under the indenture.
     The trustee and its affiliates have in the past provided, and may from time to time in the future provide, trustee, commercial banking, investment banking and other services to us in the ordinary course of their respective businesses for which they have received, and will receive, customary compensation.
Modification of the Indenture
     The indenture contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under the indenture by one or more supplemental indentures, to add covenants and to provide for security for the debt securities.
     With the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of any series at the time outstanding, we and the trustee may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture with respect to the debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series. However, without the consent of the holders of each debt security so affected, we and the trustee may not (1) extend the fixed maturity, or the earlier optional date of maturity, if any, of any debt security of such series, (2) reduce the principal amount of any debt security of such series, (3) reduce the premium of any debt security of such series, if any, (4) reduce the rate or extend the time of payment of interest, if any, of any debt security of such series, or (5) make the principal thereof or premium, if any, or interest, if any, of any debt security of such series payable in any currency other than as provided therein or pursuant to the indenture. Also, without the consent of the holders of all debt securities of such series outstanding thereunder, we and the trustee may not reduce the percentage of debt securities of such series, the holders of which are required to consent to any such supplemental indenture.

Certain Covenants of Debt Securities
     The indenture contains, among other things, the following covenants:
     Limitation on Liens. We will not, and will not permit any of our subsidiaries to, create, assume or suffer to exist any lien on restricted property to secure any of our debt, any debt of any of our subsidiaries or any debt of any other person unless we also secure the debt securities of any series having the benefit of this covenant by a lien equally and ratably with such other debt for so long as such other debt shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:
     (i) liens existing on property owned or leased by a corporation existing when such corporation becomes a subsidiary;
     (ii) liens existing on the date of issuance of the first debt security of the particular series;
     (iii) liens existing on property when the property was acquired by us or any of our subsidiaries;
     (iv) liens to secure debt incurred prior to, at the time of or within 12 months after the acquisition of restricted property or the completion of the construction, alteration, repair or improvement of restricted property, as the case may be, for the purpose of financing all or a part of the purchase price or cost thereof and liens to the extent they secure debt in excess of such purchase price or cost and for the payment of which recourse may be had only against such restricted property;
     (v) certain liens in favor of governmental entities that are required by the provisions of any contract or statute, or any liens securing industrial development, pollution control or similar revenue bonds;
     (vi) any lien securing debt of a subsidiary owing to us or to another subsidiary;
     (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in clauses (i) through (vi) above, inclusive, so long as (1) the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and (2) the lien is limited to the same property subject to the lien so extended, renewed or replaced (and improvements on the property); and
     (viii) any lien that would not otherwise be permitted by clauses (i) through (vii) above, inclusive, securing debt which, together with:
•	the aggregate outstanding principal amount of all other debt of ours and our subsidiaries owning restricted property which would otherwise be subject to the foregoing restrictions, and

•	the aggregate value of existing sale and leaseback transactions which would be subject to the foregoing restrictions absent this clause, does not exceed 15% of our consolidated net tangible assets.
     Limitation on Sale and Leaseback Transactions. We will not, and will not permit any of our subsidiaries owning restricted property to, enter into any sale and leaseback transaction unless:
     (1) our company or such subsidiary could incur debt, in a principal amount at least equal to the value of such sale and leaseback transaction, secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities) because such lien would be of a character that no violation of the covenant described under “—Limitations on Liens” above would result; or
     (2) we apply, during the six months following the effective date of the sale and leaseback transaction, an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of funded debt or to the acquisition of restricted property.
Definitions of Certain Terms
     The following are the meanings of terms that are important in understanding the covenants previously described:
•	“consolidated net tangible assets” means the total assets (less applicable reserves and other properly deductible items) less current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and all goodwill, tradenames, trademarks, patents, unamortized debt discount and other like intangible assets, all as set forth on our most recent consolidated balance sheet determined in accordance with generally accepted accounting principles.

•	“funded debt” means our indebtedness or the indebtedness of a subsidiary owning restricted property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles and in each case ranking at least pari passu with the debt securities.

•	“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

•	“restricted property” means
•	any manufacturing facility (or portion thereof) owned or leased by us or any of our subsidiaries and located within the continental United States which, in the opinion of our board of directors (or a committee thereof), is of material importance to our business and the business of our subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value, before deducting accumulated depreciation, is less than 2% of our consolidated net tangible assets; or

•	any shares of capital stock or indebtedness of any subsidiary owning any such manufacturing facility.
•	“sale and leaseback transaction” means any arrangement with any person providing for the leasing by us or any subsidiary of any restricted property which has been or is to be sold or transferred by us or such subsidiary to such person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between us and a subsidiary or between subsidiaries, (3) leases of a restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the restricted property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

•	“subsidiary” means any corporation more than 50% of the voting stock of which shall at the time be owned by us or by one or more subsidiaries or by us and one or more subsidiaries, but shall not include any corporation of which we and/or one or more subsidiaries owns directly or indirectly less than 50% of the outstanding stock of all classes having ordinary voting power for the election of directors but more than 50% of the outstanding shares of stock of a class having by its terms ordinary voting power as a class to elect a majority of the board of directors of such corporation.
•	“value” means, with respect to a sale and leaseback transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any original issue discount securities) which are outstanding on the effective date of such sale and leaseback transaction.
     Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico and elsewhere in the world are excluded from the operation of the covenants described above.
     There are no other restrictive covenants contained in the indenture. The indenture does not contain any provision which restricts us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios, or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.
Events of Default
     The indenture provides that, with respect to any series of debt securities, an event of default includes:
•	failure to pay interest when due on any debt securities of such series, continued for 30 days;

•	failure to pay principal or premium, if any, when due (whether at maturity, upon redemption , by declaration or otherwise) on any debt securities of such series;

•	failure to observe or perform any of our covenants in the indenture or the debt securities of such series (other than a covenant included in the indenture or the debt securities solely for the benefit of a series of debt securities other than such series), continued for 60 days (except in the case of a violation of the covenant described below under “— Merger or Consolidation”) after written notice from the trustee or the holders of 25% or more in aggregate principal amount, of debt securities of such series outstanding thereunder;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default as may be specified for such series.
     The indenture provides that if an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing, either the trustee or the holders of 25% or more in aggregate principal amount of debt securities of such series outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately. However, if all defaults with respect to the debt securities of such series (other than non-payment of accelerated principal) are cured and there has been no sale of property under any judgment or decree for the payment of moneys due, the holders of a majority in aggregate principal amount of the debt securities of such series outstanding may waive the default and rescind the declaration and its consequences.
     The indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series outstanding under the indenture may, subject to certain exceptions, direct the trustee as to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred upon the trustee. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may on behalf of all holders of debt securities of such series waive any past default and its consequences with respect to debt securities of such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the debt securities of such series.
     Holders of any debt securities of any series may not institute any proceeding to enforce the indenture or any remedy thereunder unless the trustee shall have failed to act for 60 days after a request and offer of reasonable indemnity by the holders of 25% or more in aggregate principal amount of the debt securities of such series outstanding. However, the right of any holder of any security of any series to enforce payment of the principal of or premium, if any, or interest, if any, on his debt securities when due shall not be impaired without the consent of such holder.
     The trustee is required to give the holders of any security of any series notice of default with respect to such series known to it within 90 days after the happening of the default, unless cured before the giving of such notice. However, except for defaults in payments of the principal of or premium, if any, or interest, if any, on the debt securities of such series, the trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series.
     We are required to deliver to the trustee each year an officers’ certificate stating whether such officers have obtained knowledge of any default by our company in the performance of all covenants and, if so, specifying the nature of such default.
Merger or Consolidation
     The indenture provides that without the consent of the holders of any of the outstanding debt securities under the indenture, we may consolidate with or merge into, or transfer or lease substantially all of our assets to, any domestic corporation, association, company or business trust (as used in this subsection, a “corporation”), provided:
•	the successor corporation assumes all of our payment obligations under the debt securities and the performance of all of our other covenants under the indenture; and

•	certain other conditions described in the indenture are met.
Discharge, Legal Defeasance and Covenant Defeasance
     We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest to the date of that deposit (if those debt securities have become due and payable) or to the maturity date, as the case may be.
     At our option, we may be discharged, subject to certain terms and conditions, from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer and exchange of debt securities, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the indenture if:
     (1) we have deposited with the trustee, in trust, money, and in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of debt securities and coupons denominated in a foreign currency, foreign currency government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money, and either U.S. government securities or foreign currency government securities, as the case may be, in an amount sufficient to pay in the currency in which the debt securities are payable all the principal of and premium, if any, and interest on the debt securities on the date such payments are due in accordance with the debt securities;
     (2) (i) no event of default or event which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit, (ii) no event of default relating to our bankruptcy, insolvency or reorganization, or event which with notice or lapse of time or both would become such an event of default, shall have occurred within 90 days after the date of such deposit and (iii) such deposit and discharge will not result in any default or event of default under any material indenture, agreement or other instrument binding upon us or any of our properties; and
     (3) we have delivered to the trustee an opinion of counsel to the effect that such deposit and discharge will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax in the same amounts, manner and time had such deposit and discharge not occurred.
Governing Law
     The indenture and the debt securities for all purposes will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF WARRANTS
General
     We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.
     The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, are filed as exhibits to the registration statement of which this prospectus forms a part.
     The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
     General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the offering price of such debt warrants, if any;

•	the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

•	the denominations of such debt warrants;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	redemption provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.
     The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.
     Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
     Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
     General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;
•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	redemption provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	other information relating to any capital stock purchasable upon exercise of such stock warrants.
     The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.
     Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.
     Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION
     We may sell the offered securities in four ways: (1) to or through underwriters; (2) to or through dealers; (3) through agents; and (4) directly or through our subsidiaries to purchasers. If we sell the offered securities directly or through our subsidiaries to purchasers, we will only do so if our employees and other associated persons acting on our behalf in connection with the sale of the offered securities are not deemed to be “brokers” under the Exchange Act or otherwise qualify for the exemption under Rule 3a4-1 of the Exchange Act or any similar rule or regulation as the SEC may adopt and which shall be in effect at the time.
     We may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such market prices, or (4) at negotiated prices.
     If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will (i) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (iii) provide that the underwriters generally will be obligated to purchase all of the offered securities if any are purchased.
     We also may sell the offered securities to a dealer as principal. If we sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
     The offered securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.
     As one of the means of direct issuance of the offered securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.
     Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.
     Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.
     Offers to purchase the offered securities may be solicited directly by us or through our subsidiaries and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

LEGAL MATTERS
     The legality of the securities will be passed upon for us by Sidley Austin llp, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement. In rendering such opinion, Sidley Austin llp will be relying as to matters of Indiana law upon the opinion of Baker & Daniels LLP, Indianapolis, Indiana.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements audited by Ernst & Young LLP are incorporated by reference in reliance upon their reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses (other than underwriting compensation) to be incurred by Eli Lilly and Company in connection with the offering of securities described in this registration statement:

Securities and Exchange Commission Registration Fee	$	*
Printing and engraving	$	**
Accounting services	$	**
Legal services	$	**
Fees and expenses of Trustee	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$

*	Omitted because the registration fee is being deferred pursuant to Rules 456(b) and 457(r).

**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
     Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the conduct was in the corporation’s best interests and in all other cases, the action taken was not against the interests of the corporation; and in the case of criminal proceedings the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, by-laws or resolutions of the board of directors or shareholders.
     Our articles of incorporation provide for indemnification, to the fullest extent permitted by the IBCL, of our directors, officers, and employees against liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil or criminal in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in our best interest, or in the case of conduct not in the individual’s capacity with us, did not act in opposition to our best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful.
     Officers and directors of our company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, which include claims under the Securities Act.
Item 16. List of Exhibits.

1.1 —	Form of Underwriting Agreement.*

4.1 —	Indenture, dated February 1, 1991, between the Registrant and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 ASR, File No. 333-141075).

4.2 —	Agreement dated September 13, 2007 appointing Deutsche Bank Trust Company Americas as Successor Trustee under the Indenture listed above. †

4.3 —	Form of Note*

4.4 —	Form of Certificate of Designation of Preferred Stock*

4.5 —	Form of Deposit Agreement (including form of Deposit Certificate)*

4.6 —	Form of Warrant Agreement (Stock) (including form of Warrant Certificate)*

4.7 —	Form of Warrant Agreement (Debt) (including form of Warrant Certificate)*

5.1 —	Opinion of Sidley Austin llp as to legality of the securities being registered, including consent.

5.2 —	Opinion of Baker & Daniels LLP as to legality of the securities being registered, including consent.

12 —	Computation of Ratios of Earnings (Loss) to Fixed Charges of Eli Lilly and Company and Subsidiaries.†

23.1 —	Consent of Ernst & Young LLP.

23.2 —	Consent of Sidley Austin llp (included in exhibit 5.1).

23.3 —	Consent of Baker & Daniels LLP (included in exhibit 5.2).

24.1 —	Powers of Attorney (included in the signature pages).

25.1 —	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as Trustee.

*	To be filed as an exhibit to a current report on Form 8-K of the Registrant.

†	Incorporated by reference to the same numbered exhibit from the Registrant’s annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 22, 2010.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on February 26, 2010.

Eli Lilly and Company
By:	/s/ Arnold Hanish
	Name:	Arnold Hanish
	Title:	Vice President and Chief Accounting Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints John C. Lechleiter, Derica W. Rice and Arnold C. Hanish, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any registration statement (including exhibits thereto and other documents in connection therewith) filed by the Registrant under Securities and Exchange Commission Rule 462(b) of the Securities Act of 1933 which relates to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 26th day of February, 2010 by the following persons in the capacities indicated.

Signature	Title

/s/ John C. Lechleiter John C. Lechleiter, Ph.D.	Chairman of the Board, President, and Chief Executive Officer, and a Director (principal executive officer)

/s/ Derica W. Rice Derica W. Rice	Executive Vice President, Global Services and Chief Financial Officer (principal financial officer)

/s/ Arnold C. Hanish Arnold C. Hanish	Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Ralph Alvarez Ralph Alvarez	Director

/s/ Sir Winfried Bischoff Sir Winfried Bischoff	Director

Signature	Title

/s/ Michael L. Eskew Michael L. Eskew	Director

/s/ Martin S. Feldstein Martin S. Feldstein, Ph.D.	Director

/s/ J. Erik Fyrwald J. Erik Fyrwald	Director

/s/ Alfred G. Gilman Alfred G. Gilman, M.D., Ph.D.	Director

/s/ R. David Hoover R. David Hoover	Director

/s/ Karen N. Horn Karen N. Horn, Ph.D.	Director

/s/ Ellen R. Marram Ellen R. Marram	Director

/s/ Douglas R. Oberhelman Douglas R. Oberhelman	Director

/s/ Franklyn G. Prendergast Franklyn G. Prendergast, M.D., Ph.D.	Director

/s/ Kathi P. Seifert Kathi P. Seifert	Director